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Exhibit 10.8

METABASIS THERAPEUTICS, INC.

STOCK RESTRICTION AGREEMENT

        THIS STOCK RESTRICTION AGREEMENT (this "Agreement") is entered into effective as of June 30, 2003 (the "Effective Date"), between METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Corporation"), and PAUL K. LAIKIND ("Purchaser"). The Corporation and Purchaser are hereinafter also referred to individually as a "party" and collectively as the "parties." Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Severance Agreement (as defined below).

RECITALS

        WHEREAS, pursuant to a Common Stock Purchase Agreement between the parties dated June 30, 1999 (the "Purchase Agreement"), as amended by an Amendment of the Metabasis Therapeutics, Inc. Severance Agreements and Common Stock Purchase Agreements dated January 2001 (the "Amendment"), the Corporation issued to Purchaser 4,339,732 shares of common stock of the Corporation (the "Original Stock");

        WHEREAS, pursuant to a letter agreement entered into effective as of June 30, 2003 (the "Letter Agreement"), the parties have agreed that 1,301,920 shares of the Original Stock (the "Option Stock") shall be subject to a repurchase option in the Corporation's favor (the "Purchase Option");

        WHEREAS, the parties wish to enter into this Agreement to, among other things, amend, restate and supersede the Purchase Agreement, as amended by the Amendment, and provide for the implementation of the Purchase Option; and

        WHEREAS, simultaneously with the execution of this Agreement, the parties are executing a Severance Agreement which shall be effective as of the Effective Date (the "Severance Agreement").

AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is acknowledged, it is agreed between the parties as follows:

        1.     [Intentionally Omitted.]

        2.     The Option Stock shall be subject to the Purchase Option as follows:

          (a)   In the event Purchaser's continuous employment by the Corporation, or a parent or subsidiary of the Corporation, terminates for any reason, with or without cause, the Corporation may exercise the Purchase Option. For the purpose of this Agreement, Purchaser's "continuous employment" shall terminate when Purchaser ceases to be actively employed by, or be a consultant or adviser to, the Corporation or a parent or subsidiary of the Corporation as determined by and in the sole discretion of the Board of Directors of the Corporation. A leave of absence, regardless of the reason therefor, shall be deemed to constitute the termination of Purchaser's continuous employment unless such leave is authorized by the Corporation in writing upon approval of the Corporation's Board of Directors, and Purchaser returns to work within the time specified in such authorization; provided, however, that if Purchaser dies or becomes totally and permanently disabled during any such leave of absence, Purchaser's continuous employment will be deemed to have terminated as of the date of Purchaser's death or the date the Board of Directors determines Purchaser to be totally and permanently disabled.

          (b)   The Corporation shall have the right at any time within 60 days after the later of said termination or the date any approved leave terminates (if Purchaser fails to return within the time specified) to purchase from Purchaser at the price per share ($.05) paid by Purchaser for the Option Stock (the "Option Price"), up to but not exceeding a number of shares equal to that number of shares of Option Stock less the product (rounded to the nearest integer) of the number of months of Purchaser's continuous employment (including all months or portions of a month of any approved leaves of absence) from the Effective Date times the number of shares covered by the Purchase Option times 1/48.

          (c)   Nothing in this Agreement shall affect in any manner whatsoever the right or power of the Corporation, or a parent or subsidiary of the Corporation, to terminate Purchaser's employment, for any reason, with or without cause.

          (d)   Notwithstanding the provisions of this Section 2, in the event the Purchaser's employment is terminated by the Company without Cause, or if the Purchaser terminates his employment for Good Reason, at any time irrespective of whether a Change in Control has occurred, the Purchase Option provided for herein shall lapse and be of no further force and effect.

        3.     The Purchase Option shall be exercised by written notice signed by an officer of the Corporation and delivered or mailed as provided in Section 16 of this Agreement and to the Escrow Agent as provided in Section 16 of the Joint Escrow Instructions attached as Exhibit A to this Agreement. The Option Price shall be payable in cash and/or cancellation of indebtedness of Purchaser to the Company.

        4.     If the Corporation waives or fails to exercise the Purchase Option as to all of the shares subject thereto, the Corporation may, in the discretion of its Board of Directors, assign such Purchase Option to any other holder or holders of preferred or common stock of the Corporation in such proportions as such Board of Directors may determine. In the event of such an assignment, the assignee shall pay, to the extent required by law, to the Corporation in cash an amount equal to the fair market value of such Purchase Option. The Corporation shall promptly, upon expiration of the 60-day period referred to in paragraph 2 above, notify Purchaser of the number of shares subject to such Purchase Option assigned to such stockholders and shall notify both Purchaser and the assignees of the time, place and date for settlement of such purchase, which must be made within 90 days from the date of termination of continuous employment. In the event that the Corporation and/or such assignees do not elect to exercise the Purchase Option as to all or part of the shares subject to it, such Purchase Option shall expire as to all shares which the Corporation and/or such assignees have not elected to purchase.

        5.     (a) As security for Purchaser's faithful performance of the terms of this Agreement and to ensure the availability for delivery of Purchaser's shares upon exercise of the Purchase Option herein provided for, Purchaser agrees, on the Effective Date, to deliver to and deposit with the Escrow Agent named in the Joint Escrow Instructions attached hereto as Exhibit A, the certificate or certificates evidencing the Option Stock and two Assignments Separate from Certificate duly executed (with date and number of shares in blank) in the form attached hereto as Exhibit B. Such documents are to be held by the Escrow Agent and delivered by the Escrow Agent pursuant to the Joint Escrow Instructions, which instructions shall also be delivered to the Escrow Agent on the Effective Date.

          (b)   Within 30 days after the last day of each successive completed calendar quarter after the Effective Date, if Purchaser so requests, the Escrow Agent will deliver to Purchaser certificates representing so many shares of Option Stock as are no longer subject to the Purchase Option (less such shares as have been previously delivered), and within 90 days after termination of Purchaser's continuous employment, the Corporation will direct the Escrow Agent to deliver to Purchaser a certificate or certificates representing the number of shares of Option Stock not repurchased by the Corporation or its assignees pursuant to exercise of the Purchase Option (less such shares as have been previously delivered).

        6.     Subject to the provisions of the Certificate of Incorporation of the Corporation, if, from time to time during the term of the Purchase Option:

          (a)   there is any stock dividend or liquidating dividend of cash and/or property, stock split or other change in the character or amount of any of the outstanding securities of the Corporation, or

          (b)   there is any consolidation, merger or sale of all or substantially all of the assets of the Corporation, then, in such event, any and all new, substituted or additional securities or other property to which Purchaser is entitled by reason of Purchaser's ownership of the Option Stock shall be immediately subject to such Purchase Option and be included in the word "Option Stock" for all purposes of the Purchase Option with the same force and effect as the shares of Option Stock from time to time subject to the Purchase Option. While the total Option Price shall remain the same after each such event, the Option Price per share of Option Stock upon exercise of the Purchase Option shall be appropriately adjusted as determined by the Board of Directors of the Corporation.

        7.     Before any shares of Original Stock not subject to the Purchase Option may be sold or transferred (including transfer by operation of law), such shares shall first be offered to the Corporation as follows:

          (a)   Purchaser shall promptly deliver a notice ("Notice") to the Corporation stating (i) Purchaser's bona fide intention to sell or transfer such shares, (ii) the number of such shares to be sold or transferred, and the basic terms and conditions of such sale or transfer, (iii) the price for which Purchaser proposes to sell or transfer such shares, (iv) the name of the proposed purchaser or transferee, and (v) proof satisfactory to the Corporation that the proposed sale or transfer will not violate any applicable federal or state securities laws. The Notice shall be signed by both Purchaser and the proposed purchaser or transferee and must constitute a binding commitment subject to the Corporation's right of first offer as set forth herein.

          (b)   Within 30 days after receipt of the Notice, the Corporation may elect to purchase all or none of the shares to which the Notice refers, at the price per share specified in the Notice. If the Corporation elects not to purchase all such shares, the Corporation may assign its right to purchase all such shares. The assignees may elect within 30 days after receipt by the Corporation of the Notice to purchase all or none of the shares to which the Notice refers, at the price per share specified in the Notice. An election to purchase shall be made by written notice to Purchaser. Payment for shares purchased pursuant to this Section 7 shall be made within 30 days after receipt of the Notice by the Corporation and, at the option of the Corporation, may be made by cancellation of all or a portion of outstanding indebtedness (principal, whether or not then due, plus any accrued but unpaid interest) of Purchaser to the Company, if any, or in cash or both.

          (c)   If all of the shares to which the Notice refers are not elected to be purchased, as provided in subparagraph 7(b) hereof, Purchaser may sell all of the shares to any person named in the Notice at the price specified in the Notice, provided that such sale or transfer is consummated within three months of the date of said Notice to the Corporation, and provided, further, that any such sale is made in compliance with applicable federal and state securities laws and not in violation of any other contractual restrictions to which Purchaser is bound. The third-party purchaser shall acquire the shares of stock free and clear of the Corporation's right of first offer.

          (d)   Any proposed transfer on terms and conditions different from those set forth in the Notice, as well as any subsequent proposed transfer shall again be subject to the Corporation's right of first offer and shall require compliance with the procedures described in this Section 7.

          (e)   Purchaser agrees to cooperate affirmatively with the Corporation, to the extent reasonably requested by the Corporation, to enforce rights and obligations pursuant to this Agreement.

          (f)    Notwithstanding the above, neither the Corporation nor any assignee of the Corporation under this Section 7 shall have any right under this Section 7 at any time subsequent to the closing of a public offering of the common stock of the Corporation pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the "Securities Act").

          (g)   This Section 7 shall not apply to a transfer by will or intestate succession, provided that the transferee shall execute a copy of the attached Exhibit C and file the same with the Secretary of the Corporation.

          8.     If the Corporation makes available, at the time and place and in the amount and form provided in this Agreement, the consideration for the Option Stock or Original Stock, as applicable, to be repurchased in accordance with the provisions of Sections 2 and 7 of this Agreement, then from and after such time the person from whom such shares are to be repurchased shall no longer have any rights as a holder of such shares (other than the right to receive payment of such consideration in accordance with this Agreement). Such shares shall be deemed to have been repurchased in accordance with the applicable provisions hereof, whether or not the certificate(s) therefor have been delivered as required by this Agreement.

        9.     Purchaser shall have the right to transfer all or any portion of Purchaser's interest in the Original Stock to a trust established by Purchaser for the benefit of Purchaser, Purchaser's spouse or children, without being subject to the provisions of Section 7 hereof, provided that the trustee on behalf of the trust shall agree in writing to be bound by the terms and conditions of this Agreement. The transferee shall execute a copy of the attached Exhibit C and file the same with the Secretary of the Corporation.

        10.   All certificates representing the Original Stock shall, where applicable, have endorsed thereon the following or similar legends:

          (a)   "The shares represented by this Certificate are subject to certain options to purchase such shares set forth in an agreement between Metabasis Therapeutics, Inc. and the registered holder, or such holder's predecessor in interest. Such agreement grants certain repurchase rights and rights of first offer to the Corporation (or its assigns) upon the sale of the shares or upon termination of service with the Corporation. A copy of such agreement is on file at the principal office of the Corporation and will be furnished upon written request to the Secretary of the Corporation by the holder of record of the shares represented by this Certificate."

          (b)   "The securities represented by this Certificate have not been registered under the Securities Act of 1933. These securities have been acquired for investment and not with a view to distribution or resale, and may not be transferred without an effective registration statement for such shares under the Securities Act of 1933, or pursuant to Rule 144 under such Act or an opinion of counsel satisfactory to the Corporation that registration is not required under such Act."

          (c)   Any legend required to be placed thereon by the Delaware Secretary of State and any state securities law.

        11.   (a) Purchaser agrees that in no event will Purchaser make a disposition of any of the Original Stock (including a disposition under Section 9), unless and until (a) Purchaser shall have notified the Corporation of the proposed disposition and shall have furnished the Corporation with a statement of the circumstances surrounding the proposed disposition and (b) Purchaser shall have furnished the Corporation with an opinion of counsel satisfactory to the Corporation to the effect that (i) such disposition will not require registration of such Original Stock under the Securities Act or (ii) that appropriate action necessary for compliance with the Securities Act has been taken.

          (b)   Purchaser understands that if the Corporation does not register with the Securities and Exchange Commission pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or if a registration statement covering the Original Stock (or a filing pursuant to the exemption from registration under Regulation A of the Securities Act) under the Securities Act is not in effect when Purchaser desires to sell the Original Stock, Purchaser may be required to hold the Original Stock for an indeterminate period. Purchaser also acknowledges that Purchaser understands that any sale of the Original Stock which might be made by Purchaser in reliance upon Rule 144 under the Securities Act may be made only in limited amounts in accordance with the terms and conditions of that Rule.

        12.   The Corporation covenants and agrees that (a) at all times after it first becomes subject to the reporting requirements of section 13 or 15(d) of the Exchange Act it will use its best efforts to comply with the current public information requirements of Rule 144(c)(1) under the Securities Act and that if prior to becoming subject to such reporting requirements an over-the-counter market develops for the Original Stock, it will make publicly available the information required by Rule 144(c)(2); (b) it will furnish Purchaser upon request with all information required for the preparation and filing of Form 144; and (c) it will on a timely basis use its best efforts to file all reports required to be filed and make all disclosures, including disclosures of material adverse information, required to permit Purchaser to make the required representations in Form 144.

        13.   The Corporation shall not be required (a) to transfer on its books any shares of Original Stock which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement or (b) to treat as owner of such shares or to accord the right to vote as such owner or to pay dividends to any transferee to whom such shares shall have been so transferred.

        14.   Except as otherwise provided herein and in the Joint Escrow Instructions, Purchaser shall, during the term of this Agreement, exercise all rights and privileges of a stockholder of the Corporation with respect to the Option Stock deposited in the escrow provided by the Joint Escrow Instructions.

        15.   The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        16.   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon the earliest of personal delivery, receipt or the third full day following deposit in the United States Post Office with postage and fees prepaid, addressed to the other party hereto at the address hereinafter shown below such party's signature or at such other address as such party may designate by ten days' advance written notice to the other party hereto.

        17.   This Agreement shall inure to the benefit of the successors and assigns of the Corporation and, subject to the restrictions on transfer herein set forth, be binding upon Purchaser, Purchaser's heirs, executors, administrators, successors and assigns. The failure of the Corporation in any instance to exercise the Purchase Option or right of first offer described herein shall not constitute a waiver of any other Purchase Option or right of first offer that may subsequently arise under the provisions of this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of a like or different nature.

        18.   This Agreement shall be governed by and construed in accordance with the laws of the State of California as such laws are applied to contracts entered into and performed in such State.

        19.   No modification of this Agreement shall be valid unless made in writing and signed by the parties hereto.

        20.   This Agreement (including the Exhibits hereto), the Letter Agreement and the Severance Agreement constitute the entire complete and final agreement between the Corporation and Purchaser regarding the subject matter hereof, and supersede any and all prior agreements, representations or understandings (whether oral or written and whether express or implied) made or entered into by either party with respect to the subject matter hereof, including without limitation the Purchase Agreement and the Amendment.

        21.   Purchaser hereby agrees that, if so requested by the Corporation, such Purchaser shall not sell or otherwise transfer any Original Stock during such period following the effective date of a registration statement of the Corporation filed under the Securities Act as agreed to between the Corporation and its underwriter(s); provided that such restriction shall only apply to the first two registration statements of the Corporation to become effective which include securities to be sold on behalf of the Corporation to the public in an underwritten offering.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Effective Date.

CORPORATION:		PURCHASER:
METABASIS THERAPEUTICS, INC.
By	/s/ DAVID F. HALE Name: David F. Hale Title: Director	/s/ PAUL K. LAIKIND Paul K. Laikind
Address:		Address:
9390 Towne Centre Drive San Diego, CA 92121		12536 Grevillea Place San Diego, CA 92130

[SIGNATURE PAGE TO STOCK RESTRICTION AGREEMENT]

EXHIBIT A

JOINT ESCROW INSTRUCTIONS

President
Metabasis Therapeutics, Inc.
9390 Towne Centre Drive
San Diego, CA 92121

Ladies and Gentlemen:

        As Escrow Agent for both METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Corporation"), and PAUL K. LAIKIND ("Purchaser"), you are hereby authorized and directed to hold the documents delivered to you pursuant to the terms of that certain Stock Restriction Agreement (the "Agreement") of even date herewith, to which a copy of these Joint Escrow Instructions is attached as Exhibit A, in accordance with the following instructions. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

        1.     In the event the Corporation shall elect to exercise the Purchase Option set forth in the Agreement, the Corporation shall give to Purchaser and you a written notice specifying the number of shares of Option Stock to be purchased, the purchase price (against which the Corporation may set off any amount owed by Purchaser to the Corporation, whether or not then due), and the time for a closing hereunder. Purchaser and the Corporation hereby irrevocably authorize and direct you to close the transaction contemplated by such notice, including prompt delivery of stock certificates.

        2.     At the closing, you are directed (a) to date the stock assignment form or forms necessary for the transfer in question, (b) to fill in the number of shares being transferred, and (c) to deliver same, together with the certificate or certificates evidencing the shares to be transferred, to the Corporation against the simultaneous delivery to you of the purchase price (by certified or bank cashier's check) for the number of shares being purchased pursuant to the exercise of such Purchase Option.

        3.     Purchaser irrevocably authorizes the Corporation to deposit with you any certificates evidencing shares to be held by you hereunder and any additions and substitutions to said shares as defined in the Agreement. Purchaser does hereby irrevocably constitute and appoint you as Purchaser's attorney-in-fact and agent for the term of this escrow to execute with respect to such securities all documents necessary or appropriate to make such securities negotiable and to complete any transaction herein contemplated. Subject to the provisions of the Agreement and this Section 3, Purchaser shall exercise all rights and privileges of a stockholder of the Corporation while the shares are held by you.

        4.     In accordance with the terms of Section 5 of the Agreement, you may from time to time deliver to Purchaser a certificate or certificates representing so many shares as are no longer subject to the Purchase Option.

        5.     This escrow shall terminate upon the release of all shares held under the terms and provisions hereof.

        6.     If at the time of termination of this escrow you should have in your possession any documents, securities or other property belonging to Purchaser, you shall deliver all of same to Purchaser and shall be discharged from all further obligations hereunder.

        7.     Your duties hereunder may be altered, amended, modified or revoked only by a writing signed by the Corporation, Purchaser and you (each, a "party").

        8.     You shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by you to be genuine and to have been signed or presented by the proper party or parties. You shall not be personally liable for any act you may do or omit to do hereunder as Escrow Agent or as attorney-in-fact of Purchaser while acting in good faith and in the exercise of your own good judgment, and any act done or omitted by you pursuant to the advice of your own attorneys shall be conclusive evidence of such good faith.

        9.     You are hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law, and are hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case you obey or comply with any such order, judgment or decree of any court, you shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.

        10.   You shall not be liable in any respect on account of the identity, authority or rights of the parties executing or delivering or purporting to execute or deliver the Agreement or any documents or papers deposited or called for hereunder.

        11.   You shall not be liable for the outlawing of any rights under any statute of limitations with respect to these Joint Escrow Instructions or any documents deposited with you.

        12.   You shall be entitled to employ such legal counsel and other experts as you may deem necessary properly to advise you in connection with your obligations hereunder and may rely upon the advice of such counsel.

        13.   Your responsibilities as Escrow Agent hereunder shall terminate if you shall cease to be President of the Corporation or if you shall resign by written notice to each party. In the event of any such termination, the Corporation shall appoint any officer of the Corporation as successor Escrow Agent.

        14.   If you reasonably require other or further instruments in connection with these Joint Escrow Instructions or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.

        15.   It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the securities held by you hereunder, you are authorized and directed to retain in your possession without liability to anyone all or any part of said securities until such dispute shall have been settled either by mutual written agreement of the parties concerned or by a final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but you shall be under no duty whatsoever to institute or defend any such proceedings.

        16.   Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail with postage and fees prepaid, addressed to each of the other parties thereunto entitled at the following addresses, or at such other addresses as a party may designate by ten days' advance written notice to each of the other parties hereto.

CORPORATION:	Metabasis Therapeutics, Inc. 9390 Towne Centre Drive San Diego, CA 92121
PURCHASER:	Notices to Purchaser shall be sent to the address set forth below Purchaser's signature on the Agreement.
ESCROW AGENT:	President Metabasis Therapeutics, Inc. 9390 Towne Centre Drive San Diego, CA 92121

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        17.   By signing these Joint Escrow Instructions, you become a party hereto only for the purpose of said Joint Escrow Instructions; you do not become a party to the Agreement.

        18.   This instrument shall be governed by and construed in accordance with the laws of the State of California without regard to conflicts of law principles, as such laws are applied to contracts entered into and performed in such State.

        19.   This instrument shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

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        IN WITNESS WHEREOF, the parties hereto have executed these Joint Escrow Instructions as of the Effective Date.

CORPORATION:
METABASIS THERAPEUTICS, INC.
	By	/s/ DAVID F. HALE Name: David F. Hale Title: Director
Address:
9390 Towne Centre Drive San Diego, CA 92121
PURCHASER:
/s/ PAUL K. LAIKIND Paul K. Laikind
Address:
12536 Grevillea Place San Diego, CA 92130
ESCROW AGENT:

/s/ PAUL K. LAIKIND Paul K. Laikind President

[SIGNATURE PAGE TO JOINT ESCROW INSTRUCTIONS]

EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, PAUL K. LAIKIND hereby sells, assigns and transfers unto                                                  (                        ) shares of the Common Stock of METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Corporation"), standing in his name on the books of the Corporation represented by Certificate No.                        herewith and hereby irrevocably constitutes and appoints                        Attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises.

        Dated:                        ,         .

Signature	/s/ PAUL K. LAIKIND

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EXHIBIT B

ASSIGNMENT SEPARATE FROM CERTIFICATE

        FOR VALUE RECEIVED, PAUL K. LAIKIND hereby sells, assigns and transfers unto                                                  (                        ) shares of the Common Stock of METABASIS THERAPEUTICS, INC., a Delaware corporation (the "Corporation"), standing in his name on the books of the Corporation represented by Certificate No.                        herewith and hereby irrevocably constitutes and appoints                        Attorney to transfer said stock on the books of the Corporation with full power of substitution in the premises.

        Dated:                        ,         .

Signature	/s/ PAUL K. LAIKIND

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EXHIBIT C

ACKNOWLEDGMENT OF AND AGREEMENT TO BE BOUND
BY THE STOCK RESTRICTION AGREEMENT OF
METABASIS THERAPEUTICS, INC.
A DELAWARE CORPORATION

        The undersigned, as transferee of shares of METABASIS THERAPEUTICS, INC., hereby acknowledges that he or she has read and reviewed the terms of the Stock Restriction Agreement of METABASIS THERAPEUTICS, INC. and hereby agrees to be bound by the terms and conditions thereof, as if the undersigned had executed said Agreement as an original party thereto.

        Dated:                        ,

Signature

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  Exhibit 10.8